UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 21, 2016

Poverty Dignified, Inc.
(Name of small business issuer in its charter)

Nevada	7389	46-3754609
(State or other Employer jurisdiction of Identification incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Number)

John K. Lowther

10617 Kettering Drive, Ste. 219

Charlotte, NC 28226
719-761-1869

(Address and telephone number of registrant's principal executive offices and principal place of business)

Jillian Ivey Sidoti, Esq

38730 Sky Canyon Drive – Ste A

Murrieta, CA 92563

323-799-1342

jillian@syndicationlawyers.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by Poverty Dignified, Inc., a Nevada corporation, in connection with the items described below.

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On January 15, 2016, Elliott Davis Decosimo, PLLC resigned as our independent registered accounting firm. None of the reports of Elliott Davis Decosimo, PLLC on our financial statements contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern emphasis of a matter paragraph in Elliott Davis Decosimo, PLLC's reports on our financial statements as of and for the year ended August 31, 2015.

During our two most recent fiscal years and the interim period preceding the date of resignation, there were no disagreements with Elliott Davis Decosimo, PLLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Elliott Davis Decosimo, PLLC's satisfaction, would have caused them to refer to the subject matter of the disagreement(s) in connection with their reports; and there were no "reportable events" as defined in Item 304(a)(1) of Regulation S-K of the Securities and Exchange Commission.

We have furnished Elliott Davis Decosimo, PLLC with a copy of this report and have requested that Elliott Davis Decosimo, PLLC provide a Response letter addressed to the SEC stating whether or not they agree with the statements made herein or stating the reasons in which they do not agree. The letter from Elliott Davis Decosimo, PLLC is filed herewith.

ITEM 9.01 EXHIBITS

Exhibit Number	Name and/or Identification of Exhibit

16	Response Letter from Elliott Davis Decosimo, PLLC

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Poverty Dignified, Inc.

Date: January 21, 2016	By:	/s/ John K. Lowther
John K. Lowther
Chief Executive Officer